SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2005

             Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

     On May 10, 2005, at the Progenics Pharmaceuticals, Inc. (the “Company”) Annual Meeting of Stockholders, a majority of the Company’s stockholders approved the Company’s 2005 Stock Incentive Plan (the “Plan”), which was previously adopted by the Board of Directors of the Company (the “Board”) on April 5, 2005. The Plan provides for the award of stock options, stock appreciation rights, restricted stock, stock units, stock awards and performance awards to the Company’s employees, officers, directors, consultants, advisors and other individual service providers. The Plan also allows the Company to make awards that qualify as “performance-based compensation” under section 162(m) of the Internal Revenue Code. The plan terminates on April 4, 2015, unless the Board terminates it earlier. The maximum number of shares that may be issued under the Plan is 2,000,000 shares. From such aggregate plan limit, the maximum number of shares of common stock that may be issued under all awards of restricted stock awards, stock unit awards and stock awards is 1,000,000 shares.

     The Plan supplements the Amended and Restated 1996 Stock Incentive Plan, which will continue in effect until either the remaining shares authorized for issuance under such plan (approximately 261,079 shares as of April 6, 2005) are utilized or such plan terminates in accordance with its terms, if earlier.

     Summary descriptions of the terms of the Plan are set forth in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 12, 2005. The section of the Proxy Statement entitled “Proposal II – Approval of the 2005 Stock Incentive Plan” is incorporated herein by reference. A copy of the Plan is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is herein incorporated by reference in its entirety.

Item 2.02   Results of Operations and Financial Condition.

     On May 10, 2005, the Company announced its operational results for the quarter ended March 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

     The information furnished pursuant to Item 2.02 in this Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 in this Form 8-K.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

     On May 10, 2005, the Board adopted the Restated Certificate of Incorporation (the “Restated Certificate”) to restate and integrate, but not amend, the Company’s Certificate of Incorporation, as amended. Also on May 10, 2005, the Board adopted certain amendments to the Company’s Bylaws (the “Amended and Restated Bylaws”), effective immediately. Various provisions of the Company’s former Bylaws were either revised, reworded or reordered or new provisions were adopted to update the former Bylaws for changes in the Delaware General Corporation Law that have taken place since the former Bylaws were last amended in 1990, to enhance the readability of the Bylaws, and to clarify certain provisions of the Company’s former Bylaws.

     A copy of the Company’s Restated Certificate is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K. A copy of the Company’s Bylaws as amended and restated, is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.     Description

3.1                    Restated Certificate of Incorporation of Progenics Pharmaceuticals, Inc.

3.2                    Bylaws of Progenics Pharmaceuticals, Inc.

10.1                   2005 Stock Incentive Plan

99.1                   Press Release dated May 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

By:  /s/ ROBERT A. MCKINNEY
Robert A. McKinney
Chief Financial Officer, Vice President,
Finance and Operations and Treasurer

Date: May 13, 2005